Exhibit 99.1

SYSTEM RESTORATION PROPERTY SALE AGREEMENT

between

CENTERPOINT ENERGY RESTORATION BOND COMPANY, LLC

Issuer

and

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

Seller

Dated as of [            ], 2009

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Section 6.02	Notices	17
Section 6.03	Assignment by the Seller	18
Section 6.04	Assignment to the Indenture Trustee	18
Section 6.05	Limitations on Rights of Others	18
Section 6.06	Severability	18
Section 6.07	Separate Counterparts	18
Section 6.08	Headings	18
Section 6.09	Governing Law	18
Section 6.10	Nonpetition Covenants	18

APPENDIX A	DEFINITIONS

SCHEDULE 1

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SYSTEM RESTORATION PROPERTY SALE AGREEMENT (this “Agreement”) dated as of [            ], 2009, between CENTERPOINT ENERGY RESTORATION BOND COMPANY, LLC, a Delaware limited liability company (the “Issuer”), and CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, a Texas limited liability company, as seller (the “Seller”).

WHEREAS, the Issuer desires to purchase the System Restoration Property created pursuant to the securitization provisions of the Public Utility Regulatory Act and the Financing Order;

WHEREAS, the Seller is willing to sell its rights and interests under the Financing Order to the Issuer whereupon such rights and interests will become the System Restoration Property;

WHEREAS, the Issuer, in order to finance the purchase of the System Restoration Property, will issue the Bonds under the Indenture; and

WHEREAS, the Issuer, to secure its obligations under the Bonds and the Indenture, will pledge its right, title and interest in the System Restoration Property and this Agreement to the Indenture Trustee for the benefit of the Bondholders.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in Appendix A to this Agreement.

Section 1.02 Other Definitional Provisions.

(a) “Agreement” means this System Restoration Property Sale Agreement, as the same may be amended and supplemented from time to time.

(b) Non-capitalized terms used herein which are defined in the Public Utility Regulatory Act or the System Restoration Amendments, as the context requires, have the meanings assigned to such terms in the Public Utility Regulatory Act or the System Restoration Amendments, but without giving effect to amendments to the Public Utility Regulatory Act or System Restoration Amendments after the date hereof which have a material adverse effect on the Issuer or the Bondholders.

(c) All terms defined in this Agreement shall have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(d) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

ARTICLE II

CONVEYANCE OF THE SYSTEM RESTORATION PROPERTY

Section 2.01 Conveyance of the System Restoration Property.

(a) In consideration of the Issuer’s payment to or upon the order of the Seller of $[            ] (the “Purchase Price”), subject to the satisfaction or waiver of the conditions specified in Section 2.02, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations of the Seller herein) or warranty, except as set forth herein, all right, title and interest of the Seller in, to and under the Financing Order as identified in the Bill of Sale delivered pursuant to Section 2.02(i) on or prior to the Transfer Date whereupon such rights and interests under the Financing Order shall become the System Restoration Property (such sale, transfer, assignment, setting over and conveyance of the System Restoration Property to include, to the fullest extent permitted by the Public Utility Regulatory Act the right to impose, collect and receive the System Restoration Charges, as the same may be adjusted from time to time). Such sale, transfer, assignment, setting over and conveyance of the System Restoration Property is hereby expressly stated to be a sale or other absolute transfer and, pursuant to Section 39.308 of the Public Utility Regulatory Act and other applicable law, is a true sale and is not a secured transaction and title, legal and equitable, has passed to the Issuer. The preceding sentence is the statement referred to in Section 39.308 of the Public Utility Regulatory Act. The Seller agrees and confirms that upon payment of the Purchase Price and the execution and delivery of this Agreement and the Bill of Sale, the sale, transfer and assignment hereunder shall be effective and the Seller shall have no right, title or interest in, to or under the System Restoration Property.

(b) Subject to the satisfaction or waiver of conditions specified in Section 2.02, the Issuer does hereby purchase the System Restoration Property from the Seller for the consideration set forth in Section 2.01(a).

(c) The Seller and the Issuer each acknowledge and agree that the purchase price for the System Restoration Property sold pursuant to this Agreement is equal to its fair market value at the time of sale.

(d) Notwithstanding the foregoing, in the event that the sale, transfer, assignment, setting over and conveyance of the System Restoration Property is determined by any court of competent jurisdiction not to be a true sale as contemplated by the parties and as provided in Section 39.308 of the Public Utility Regulatory Act, then such sale, transfer, assignment, setting over and conveyance shall be treated as a pledge of and grant of a security interest in the System Restoration Property under Section 39.309 of the Public Utility Regulatory Act and under the Uniform Commercial Code as enacted in the State of Texas and each other applicable jurisdiction (the “UCC”), and the Seller shall be deemed to have granted, and does hereby grant, as of the date hereof, a security interest to the Issuer on behalf of itself and the Indenture Trustee in the System Restoration Property to secure a payment obligation incurred by the Seller in the amount paid by the Issuer for the System Restoration Property.

Section 2.02 Conditions to Conveyance of the System Restoration Property. The obligation of the Seller to sell, and the obligation of the Issuer to purchase the System Restoration Property on the Transfer Date shall be subject to and conditioned upon the satisfaction or waiver of each of the following conditions:

(i) on or prior to the Transfer Date, the Seller shall deliver to the Issuer a duly executed Bill of Sale identifying the System Restoration Property, substantially in the form of Exhibit A hereto;

(ii) as of the Transfer Date, the representations and warranties of the Seller in this Agreement shall be true and correct in all material respects and no material breach by the Seller of its covenants in this Agreement shall exist and the Seller shall have delivered to the Issuer and the Indenture Trustee an Officer’s Certificate to such effect and no Servicer Default shall have occurred and be continuing;

(iii) as of the Transfer Date:

(A) the Issuer shall have sufficient funds available to pay the Purchase Price, and

(B) all conditions set forth in the Indenture to the issuance of the Bonds intended to provide such funds shall have been satisfied or waived;

(iv) on or prior to the Transfer Date, the Seller shall have taken all actions required under the Public Utility Regulatory Act, the Financing Order and other applicable law for the Issuer to have ownership of the System Restoration Property, free and clear of all Liens other than Liens created by the Issuer pursuant to the Indenture; and the Issuer, or the Servicer on behalf of the Issuer, shall have taken any action required for the Issuer to grant the Indenture Trustee a first priority perfected security interest in the Trust Estate and maintain such security interest as of such date (including all actions required under the Public Utility Regulatory Act, the Financing Order and the UCC);

(v) the Seller shall have delivered to each Rating Agency and to the Issuer any Opinions of Counsel requested by the Rating Agencies;

(vi) the Seller shall have delivered to the Indenture Trustee and the Issuer an Officer’s Certificate confirming the satisfaction of each relevant condition precedent specified in this Section 2.02; and

(vii) the Seller shall have received the Purchase Price in funds immediately available on the Transfer Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

As of the Transfer Date, the Seller makes the following representations and warranties on which the Issuer has relied and will rely in acquiring the System Restoration Property. The following representations and warranties are made under existing law as in effect as of the Transfer Date. The Seller shall not be in breach of any representation or warranty herein as a result of a change in law occurring after the Transfer Date, including by means of legislative enactment, constitutional amendment or voter initiative. The representations and warranties shall survive the sale of the System Restoration Property to the Issuer and the pledge thereof on the Transfer Date to the Indenture Trustee pursuant to the Indenture.

Section 3.01 Organization and Good Standing. The Seller is a limited liability company duly organized and in good standing under the laws of the State of Texas, with limited liability company power and authority to own its properties and to conduct its business as currently owned or conducted.

Section 3.02 Due Qualification. The Seller is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller’s business, operations, assets, revenues or properties).

Section 3.03 Power and Authority. The Seller has the limited liability company power and authority to obtain the Financing Order and to execute and deliver this Agreement and to carry out its terms; the Seller has the limited liability company power and authority to own the rights and interests under the Financing Order, and to sell and assign the rights and interests under the Financing Order to the Issuer, whereupon (subject to the effectiveness of the Issuance Advice Letter) such rights and interests will become the System Restoration Property; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary limited liability company action.

Section 3.04 Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

Section 3.05 No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not: (i) conflict with or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or limited liability company regulations of the Seller, or any indenture, mortgage, credit agreement or other agreement or instrument to which the Seller is a party or by which it or its properties is bound; (ii) result in the creation or imposition of any Lien upon any of the Seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (except for any Lien created in favor of the Bondholders pursuant to Section 39.309 of the Public Utility Regulatory Act or any Lien created by the Issuer under the Basic Documents); or (iii) violate any existing law or any existing order, rule or regulation applicable to the Seller of any Governmental Authority having jurisdiction over the Seller or its properties.

Section 3.06 No Proceedings. Except as disclosed in the Issuer’s prospectus dated [            ], 2009 and the related prospectus supplement dated [            ], 2009 relating to the Bonds (together, the “Prospectus”), there are no proceedings pending and, to the Seller’s knowledge, (x) there are no proceedings threatened and (y) there are no investigations pending or threatened before any Governmental Authority having jurisdiction over the Seller or its properties involving or relating to the Seller or the Issuer or, to the Seller’s knowledge, any other Person:

(i) asserting the invalidity of this Agreement, any of the other Basic Documents, the Bonds, the System Restoration Amendments, the securitization provisions of the Public Utility Regulatory Act or the Financing Order;

(ii) seeking to prevent the issuance of the Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents;

(iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Bonds; or

(iv) challenging the Seller’s treatment of the Bonds as debt of CenterPoint Energy, Inc. for federal or state income, gross receipts or franchise tax purposes.

Section 3.07 Approvals. Except for filings under the UCC and the Public Utility Regulatory Act, no approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required under an applicable law, rule or regulation in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby or the fulfillment by the Seller of the terms hereof, except those that have been obtained or made and those that the Seller, in its capacity as Servicer under the Servicing Agreement, is required to make in the future pursuant to the Servicing Agreement.

Section 3.08 The System Restoration Property.

(a) Information. Subject to Section 3.14, all written information, as amended or supplemented from time to time prior to the date this representation is made, provided by the Seller to the Issuer with respect to the System Restoration Property (including the Financing Order and the Issuance Advice Letter) is correct in all material respects.

(b) Effect of Transfer. It is the intention of the parties hereto that (other than for United States federal income tax purposes and, to the extent consistent with applicable state tax laws, state income and franchise tax purposes) the sale, transfer, assignment, setting over and conveyance herein contemplated constitutes a sale or other absolute transfer of all right, title and interest of the Seller in, to and under the Financing Order from the Seller to the Issuer whereupon (subject to the effectiveness of the Issuance Advice Letter) such rights and interests shall become the System Restoration Property; upon execution and delivery of this Agreement and the Bill of Sale and payment of the Purchase Price, the Seller will have no right, title or interest in, to or under the System Restoration Property; and that the System Restoration Property would not be a part of the estate of the Seller as debtor in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.

(c) Transfer Filings.

(i) The Seller is the sole owner of the rights and interests under the Financing Order to be sold to the Issuer on the Transfer Date.

(ii) On the Transfer Date, immediately upon the sale hereunder, the System Restoration Property will have been validly sold, assigned, transferred, set over and conveyed to the Issuer free and clear of all Liens (except for any Lien created in favor of the Bondholders pursuant to Section 39.309 of the Public Utility Regulatory Act or any Lien created by the Issuer under the Basic Documents).

(iii) All actions or filings (including filings with the Texas Secretary of State in accordance with the rules prescribed under the Public Utility Regulatory Act and the UCC) necessary in any jurisdiction to give the Issuer a perfected ownership interest (subject to any Lien created in favor of the Bondholders pursuant to Section 39.309 of the Public Utility Regulatory Act or any Lien created by the Issuer under the Basic Documents) in the System Restoration Property and to grant to the Indenture Trustee a first priority perfected security interest in the System Restoration Property, free and clear of all Liens of the Seller or anyone else (except for any Lien created in favor of the Bondholders pursuant to Section 39.309 of the Public Utility Regulatory Act or any Lien created by the Issuer under the Basic Documents), have been taken or made.

Section 3.09 Solvency. After giving effect to the sale of the System Restoration Property hereunder, the Seller:

(i) is solvent and expects to remain solvent,

(ii) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes,

(iii) is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital,

(iv) reasonably believes that it will be able to pay its debts as they come due, and

(v) is able to pay its debts as they come due and does not intend to incur, or believes that it will incur, indebtedness that it will not be able to repay at its maturity.

Section 3.10 The Financing Order.

(a) The Financing Order was issued by the Texas Commission on August 26, 2009 in accordance with the Public Utility Regulatory Act and the System Restoration Amendments; the Financing Order and the process by which it was issued comply with all applicable laws, rules and regulations of the State of Texas and the federal laws of the United States, and the Financing Order is final, non-appealable and in full force and effect.

(b) As of the date of issuance of the Bonds, the Bonds will be entitled to the protections provided by the Public Utility Regulatory Act and the Financing Order, and the Financing Order and the System Restoration Charges authorized therein will have become irrevocable and not subject to reduction, impairment or adjustment by further action of the Texas Commission, except as permitted by Section 39.307 of the Public Utility Regulatory Act, and the Issuance Advice Letter has been filed in accordance with the Financing Order. The Texas Commission has not issued any order prior to noon on the fourth business day after submission of the Issuance Advice Letter that the Bonds do not comply with Ordering Paragraph Six of the Financing Order and the initial System Restoration Charges and the final terms of the Bonds set forth in the Issuance Advice Letter have become effective.

Section 3.11 State Action.

(a) Under the Public Utility Regulatory Act, the State of Texas has pledged that it will not take or permit any action that would impair the value of the System Restoration Property or, except as permitted in Section 39.307 of the Public Utility Regulatory Act, reduce, alter or impair the System Restoration Charges until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the Bonds, have been paid and performed in full.

(b) Under the laws of the State of Texas and the federal laws of the United States, the State of Texas could not constitutionally take any action of a legislative character, including the repeal or amendment of the securitization provisions of the Public Utility Regulatory Act or the System Restoration Amendments, which would substantially limit, alter or impair the System Restoration Property or other rights vested in the Bondholders pursuant to the Financing Order, or substantially limit, alter, impair or reduce the value or amount of the System Restoration Property, unless such action is a reasonable exercise of the State of Texas’ sovereign powers and of a character reasonable and appropriate to the important public purpose justifying such action, and, under the takings clauses of the State of Texas and United States Constitutions, the State of Texas could not repeal or amend the securitization provisions of the Public Utility Regulatory

Act or the System Restoration Amendments, or take any other action in contravention of its pledge quoted above without paying just compensation to the Bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of the Bondholders in the System Restoration Property and deprive the Bondholders of their reasonable expectations arising from their investments in the Bonds; however, there is no assurance that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal of and interest on the Bonds.

Section 3.12 No Court Order. There is no order by any court providing for the revocation, alteration, limitation or other impairment of the securitization provisions of the Public Utility Regulatory Act, the System Restoration Amendments, the Financing Order, the Issuance Advice Letter, the System Restoration Property or the System Restoration Charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the Financing Order.

Section 3.13 Approvals Concerning the System Restoration Property. Under the laws of the State of Texas and the federal laws of the United States, no other approval, authorization, consent, order or other action of, or filing with any Governmental Authority is required in connection with the creation or transfer of the Seller’s rights and interests under the Financing Order and the Issuer’s purchase of the System Restoration Property from the Seller, except those that have been obtained or made.

Section 3.14 Assumptions. Based on information available to the Seller on the date hereof, the assumptions used in calculating the System Restoration Charges in the Issuance Advice Letter are reasonable and made in good faith; however, notwithstanding the foregoing, THE SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, THAT AMOUNTS ACTUALLY COLLECTED ARISING FROM THE SYSTEM RESTORATION CHARGES WILL IN FACT BE SUFFICIENT TO MEET THE PAYMENT OBLIGATIONS ON THE BONDS OR THAT THE ASSUMPTIONS USED IN CALCULATING SUCH SYSTEM RESTORATION CHARGES WILL IN FACT BE REALIZED.

Section 3.15 Creation of the System Restoration Property.

(a) Upon the effectiveness of the Issuance Advice Letter, the transfer of the Seller’s rights and interests under the Financing Order related to the Bonds and the Issuer’s purchase of the System Restoration Property from the Seller pursuant to this Agreement, the System Restoration Property will constitute a present property right.

(b) Upon the effectiveness of the Issuance Advice Letter, the transfer of the Seller’s rights and interests under the Financing Order and the Issuer’s purchase of the System Restoration Property from the Seller pursuant to this Agreement, the System Restoration Property includes:

(1)	the right to impose, collect and receive the System Restoration Charges, including the right to receive System Restoration Charges in amounts and at times sufficient to pay principal and interest on the Bonds,

(2)	all rights and interest of the Seller under the Financing Order,

(3)	the rights to file for periodic adjustments of the System Restoration Charges as provided in the Financing Order, and

(4)	all revenues and collections resulting from the System Restoration Charges.

(c) Upon the effectiveness of the Issuance Advice Letter, the transfer of the Seller’s rights and interests under the Financing Order and the Issuer’s purchase of the System Restoration Property from the Seller on such Transfer Date pursuant to this Agreement, the System Restoration Property will not be subject to any Lien created by a previous indenture.

Section 3.16 Prospectus. As of the date hereof, the information describing the Seller under the caption “The Seller, Initial Servicer and Sponsor of the System Restoration Property” in the Prospectus is true and correct in all material respects.

Section 3.17 Nature of Representations and Warranties. The representations and warranties set forth in Section 3.08 and Section 3.10 through Section 3.16, insofar as they involve conclusions of law, are made not on the basis that the Seller purports to be a legal expert or to be rendering legal advice, but rather to reflect the parties’ good faith understanding of the legal basis on which the parties are entering into this Agreement and the other Basic Documents and the basis on which the Bondholders are purchasing the Bonds, and to reflect the parties’ agreement that, if such understanding turns out to be incorrect or inaccurate, the Seller will be obligated to indemnify the Issuer and its permitted assigns (to the extent required by and in accordance with Section 5.01), and that the Issuer and its permitted assigns will be entitled to enforce any rights and remedies under the Basic Documents on account of such inaccuracy to the same extent as if the Seller had breached any other representations or warranties hereunder.

ARTICLE IV

COVENANTS OF THE SELLER

Section 4.01 Seller’s Existence. Subject to Section 5.02, so long as any of the Bonds are outstanding, the Seller (i) shall keep in full force and effect its existence and remain in good standing under the laws of the state of its organization, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement to which the Seller is a party necessary to the proper administration of this Agreement and the transactions contemplated hereby and (ii) hereby agrees to continue to operate its distribution system in order to provide electric services to retail electric customers served at distribution voltage in the Seller’s certificated service area, provided that this clause (ii) shall not prohibit Seller from selling, assigning or otherwise divesting its distribution system or any part thereof in accordance with this Agreement and the Financing Order.

Section 4.02 No Liens or Conveyances. Except for the conveyances hereunder or any Lien under Section 39.309 of the Public Utility Regulatory Act for the benefit of the Issuer, the Indenture Trustee and the Bondholders, the Seller shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any of the System Restoration Property, whether now existing or hereafter created, or any interest therein. The Seller shall not at any time assert any Lien against or with respect to the System Restoration Property, and shall defend the right, title and interest of the Issuer and the Indenture Trustee, as assignee of the Issuer, in, to and under the System Restoration Property against all claims of third parties claiming through or under the Seller.

Section 4.03 Delivery of Collections. In the event that the Seller receives any payment under the terms and provisions of the Intercreditor Agreement in respect of the System Restoration Charges or the proceeds thereof other than in its capacity as the Servicer, the Seller shall pay the Servicer all payments received by the Seller in respect thereof, in accordance with the Intercreditor Agreement, as soon as practicable after receipt thereof by the Seller.

Section 4.04 Notice of Liens. The Seller shall notify the Issuer and the Indenture Trustee promptly after becoming aware of any Lien on the System Restoration Property, other than the conveyance hereunder, any Lien created in favor of the Bondholders pursuant to Section 39.309 of the Public Utility Regulatory Act or any Lien created by the Issuer under the Indenture.

Section 4.05 Compliance With Law. The Seller shall comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any Governmental Authority applicable to the Seller, except to the extent that failure to so comply would not materially adversely affect the Issuer’s or the Indenture Trustee’s interests in the System Restoration Property or under any of the Basic Documents or the Seller’s performance of its obligations hereunder.

Section 4.06 Covenants Related to the System Restoration Property.

(a) So long as any of the Bonds are outstanding, the Seller shall:

(i) treat the Bonds as debt of the Issuer and not of the Seller, except for financial reporting or tax purposes,

(ii) disclose in its financial statements that it is not the owner of the System Restoration Property and that the assets of the Issuer are not available to pay creditors of the Seller or any of its Affiliates (other than the Issuer),

(iii) disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles, and

(iv) not own or purchase any Bonds.

(b) So long as any of the Bonds are outstanding,

(i) in all proceedings relating directly or indirectly to the System Restoration Property, the Seller shall: (A) affirmatively certify and confirm that it has sold all of its rights and interests under the Financing Order to the Issuer (other than for financial reporting or tax purposes), and (B) not make any statement or reference in respect of the System Restoration Property that is inconsistent with the ownership thereof by the Issuer (other than for financial reporting or tax purposes); and

(ii) the Seller shall not take any action in respect of the System Restoration Property except solely in its capacity as the Servicer thereof pursuant to the Servicing Agreement or as contemplated by the Basic Documents, including the Intercreditor Agreement.

(c) The Seller agrees that upon the sale by the Seller of all of its rights and interests under the Financing Order to the Issuer pursuant to this Agreement, any payment to the Servicer by any Person responsible for remitting System Restoration Charges to the Servicer under the terms of the Financing Order or the Public Utility Regulatory Act or applicable tariff shall discharge such Person’s obligations in respect of the System Restoration Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

Section 4.07 Protection of Title. The Seller shall execute and file such filings, and cause to be executed and filed such filings, in such manner and in such places as may be required by law fully to preserve, maintain and protect the interests of the Issuer and the Indenture Trustee in the System Restoration Property, including all filings required under the Public Utility Regulatory Act and the UCC relating to the transfer of the ownership of the rights and interests under the Financing Order by the Seller to the Issuer and the pledge of the System Restoration Property by the Issuer to the Indenture Trustee. The Seller shall deliver (or cause to be delivered) to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall institute any action or proceeding reasonably necessary to compel performance by the Texas Commission or the State of Texas of any of their obligations or duties under the Public Utility Regulatory Act, the Financing Order or the Issuance Advice Letter relating to the transfer of the rights and interests under the Financing Order by the Seller to the Issuer, and the Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case as may be reasonably necessary:

(a) to protect the Issuer and the Bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in Article III; or

(b) so long as the Seller is also the Servicer, to block or overturn any attempts to cause a repeal of, modification of or supplement to the securitization provisions of the Public Utility Regulatory Act, the System Restoration Amendments, the Financing Order, the Issuance Advice Letter or the rights of Bondholders by legislative enactment or constitutional amendment that would be materially adverse to the Issuer, the Indenture Trustee or the Bondholders.

The costs of any such actions or proceedings shall be reimbursed by the Issuer to the Seller from amounts on deposit in the Collection Account as an Operating Expense (as such terms are defined in the Indenture) in accordance with the terms of the Indenture. The Seller’s obligations pursuant to this Section 4.07 shall survive and continue notwithstanding that the payment of Operating Expenses pursuant to the Indenture may be delayed (it being understood that the Seller may be required to advance its own funds to satisfy its obligation hereunder). The Seller designates the Issuer as its agent and attorney-in-fact to execute any filings of financing statements, continuation statements or other instruments required of the Seller pursuant to this Section 4.07, it being understood that the Issuer shall have no obligation to execute any such instruments.

Section 4.08 Taxes. So long as any of the Bonds are outstanding, the Seller shall pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, businesses, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the System Restoration Property; provided that no such tax need be paid if the Seller or any of its Affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such Affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

Section 4.09 Filings Pursuant to Financing Order. The Seller shall comply with all filing requirements imposed upon the Seller in its capacity as such by the Financing Order, including making any such post-closing filings.

ARTICLE V

ADDITIONAL UNDERTAKINGS OF SELLER

The Seller hereby undertakes the obligations contained in this Article V and acknowledges that the Issuer shall have the right to assign its rights with respect to such obligations to the Indenture Trustee for the benefit of the Bondholders.

SECTION 5.01 LIABILITY OF THE SELLER; INDEMNITIES.

(a) THE SELLER SHALL BE LIABLE IN ACCORDANCE HEREWITH ONLY TO THE EXTENT OF THE OBLIGATIONS SPECIFICALLY UNDERTAKEN BY THE SELLER UNDER THIS AGREEMENT.

(b) THE SELLER SHALL INDEMNIFY THE ISSUER AND THE INDENTURE TRUSTEE, FOR ITSELF AND ON BEHALF OF THE BONDHOLDERS, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL TAXES (OTHER THAN ANY TAXES IMPOSED ON BONDHOLDERS SOLELY AS A RESULT OF THEIR OWNERSHIP OF BONDS) THAT MAY AT ANY TIME BE IMPOSED ON OR ASSERTED

AGAINST ANY SUCH PERSON UNDER EXISTING LAW AS OF THE TRANSFER DATE AS A RESULT OF THE SALE AND ASSIGNMENT OF THE SELLER’S RIGHTS AND INTERESTS UNDER THE FINANCING ORDER BY THE SELLER TO THE ISSUER, THE ACQUISITION OR HOLDING OF THE SYSTEM RESTORATION PROPERTY BY THE ISSUER OR THE ISSUANCE AND SALE BY THE ISSUER OF THE BONDS, INCLUDING ANY SALES, GROSS RECEIPTS, TANGIBLE PERSONAL PROPERTY, PRIVILEGE, FRANCHISE OR LICENSE TAXES, BUT EXCLUDING ANY TAXES IMPOSED AS A RESULT OF A FAILURE OF SUCH PERSON TO PROPERLY WITHHOLD OR REMIT TAXES IMPOSED WITH RESPECT TO PAYMENTS ON ANY BOND, IN THE EVENT AND TO THE EXTENT SUCH TAXES ARE NOT RECOVERABLE AS QUALIFIED COSTS, IT BEING UNDERSTOOD THAT THE BONDHOLDERS SHALL BE ENTITLED TO ENFORCE THEIR RIGHTS AGAINST THE SELLER UNDER THIS SECTION 5.01(B) SOLELY THROUGH A CAUSE OF ACTION BROUGHT FOR THEIR BENEFIT BY THE INDENTURE TRUSTEE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.

(c) THE SELLER SHALL INDEMNIFY THE ISSUER AND THE INDENTURE TRUSTEE, FOR ITSELF AND ON BEHALF OF THE BONDHOLDERS, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL AMOUNTS OF PRINCIPAL OF AND INTEREST ON THE BONDS NOT PAID WHEN DUE OR WHEN SCHEDULED TO BE PAID IN ACCORDANCE WITH THEIR TERMS AND THE AMOUNT OF ANY DEPOSITS TO THE ISSUER REQUIRED TO HAVE BEEN MADE IN ACCORDANCE WITH THE TERMS OF THE BASIC DOCUMENTS WHICH ARE NOT MADE WHEN SO REQUIRED, IN EACH CASE AS A RESULT OF THE SELLER’S BREACH OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS CONTAINED IN THIS AGREEMENT.

(d) THE SELLER SHALL INDEMNIFY THE ISSUER AND THE INDENTURE TRUSTEE, FOR ITSELF AND ON BEHALF OF THE BONDHOLDERS, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, ACTIONS, SUITS OR PAYMENTS OF ANY KIND WHATSOEVER THAT MAY BE IMPOSED ON OR ASSERTED AGAINST ANY SUCH PERSON (OTHER THAN ANY LIABILITIES, OBLIGATIONS OR CLAIMS FOR OR PAYMENTS OF PRINCIPAL OF OR INTEREST ON THE BONDS) TOGETHER WITH ANY REASONABLE COSTS AND EXPENSES INCURRED BY SUCH PERSON, IN EACH CASE AS A RESULT OF THE SELLER’S BREACH OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS CONTAINED IN THIS AGREEMENT.

(e) THE INDEMNIFICATION OBLIGATIONS OF THE SELLER UNDER THIS SECTION 5.01 SHALL RANK PARI PASSU WITH ALL OTHER GENERAL UNSECURED OBLIGATIONS OF THE SELLER.

(f) INDEMNIFICATION UNDER THIS SECTION 5.01 SHALL SURVIVE THE RESIGNATION OR REMOVAL OF THE INDENTURE TRUSTEE AND THE TERMINATION OF THIS AGREEMENT AND SHALL INCLUDE REASONABLE FEES AND EXPENSES OF INVESTIGATION AND LITIGATION (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES). THE SELLER SHALL NOT INDEMNIFY ANY PARTY UNDER THIS SECTION 5.01 FOR ANY CHANGES IN LAW AFTER THE TRANSFER DATE, INCLUDING BY MEANS OF

LEGISLATIVE ENACTMENT, CONSTITUTIONAL AMENDMENT OR VOTER INITIATIVE, OR FOR ANY LIABILITY RESULTING SOLELY FROM A DOWNGRADE IN ANY RATING OF THE BONDS BY ANY RATING AGENCY. THE SELLER SHALL NOT INDEMNIFY THE INDENTURE TRUSTEE OR ITS OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES OR AGENTS UNDER THIS SECTION 5.01 AGAINST ANY LIABILITY, OBLIGATION, CLAIM, ACTION, SUIT OR PAYMENT OF ANY KIND ARISING OUT OF THE WILLFUL MISCONDUCT, NEGLIGENCE OR BAD FAITH OF ANY SUCH PERSON.

NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL ANY SUCH FOREGOING INDEMNITY EXTEND TO THE COLLECTIBILITY OF THE SYSTEM RESTORATION CHARGES FROM ANY PERSON RESPONSIBLE FOR REMITTING SYSTEM RESTORATION CHARGES TO THE SERVICER UNDER THE TERMS OF THE FINANCING ORDER, THE PUBLIC UTILITY REGULATORY ACT OR AN APPLICABLE TARIFF, OR THE CREDITWORTHINESS OF ANY SUCH PERSON. THE REMEDIES PROVIDED IN THIS AGREEMENT ARE THE SOLE AND EXCLUSIVE REMEDIES AGAINST THE SELLER FOR BREACH OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS IN THIS AGREEMENT.

Section 5.02 Merger or Consolidation of, or Assumption of the Obligations of, the Seller.

Any Person:

(a) into which the Seller may be merged, converted or consolidated and which succeeds to all or substantially all of the electric distribution business of the Seller,

(b) which results from the division of the Seller into two or more Persons and which succeeds to all or substantially all of the electric distribution business of the Seller,

(c) which may result from any merger, conversion or consolidation to which the Seller shall be a party and which succeeds to all or substantially all of the electric distribution business of the Seller,

(d) which may purchase or otherwise succeed to the properties and assets of the Seller substantially as a whole and which purchases or otherwise succeeds to all or substantially all of the electric distribution business of the Seller, or

(e) which may otherwise purchase or succeed to all or substantially all of the electric distribution business of the Seller,

which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that

(i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Article III shall have been breached in any material respect and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing,

(ii) the Rating Agencies shall have received prior written notice of such transaction,

(iii) the Seller shall have delivered to the Issuer and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, conversion, merger, division or succession and such agreement of assumption comply with this Section 5.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with,

(iv) the Seller shall have delivered to the Issuer and the Indenture Trustee an Opinion of Counsel either

(A) stating that, in the opinion of such counsel, all filings to be made by the Seller, including filings with the Texas Commission pursuant to the securitization provisions of the Public Utility Regulatory Act and the UCC, that are necessary fully to preserve and protect the respective interests of the Issuer and the Indenture Trustee in the System Restoration Property have been executed and filed, and reciting the details of such filings, or

(B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interests, and

(v) the Seller shall have delivered to the Issuer, the Indenture Trustee and the Rating Agencies an opinion of independent tax counsel (as selected by, and in form and substance satisfactory to the Seller, and which may be based on a ruling from the Internal Revenue Service) to the effect that, for federal income tax purposes, such transaction will not result in a material adverse federal income tax consequence to the Issuer, the Indenture Trustee or the Bondholders.

The Seller shall not consummate any transaction referred to in clauses (a), (b), (c), (d) or (e) above except upon execution of the above described agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above. When any Person acquires the properties and assets of the Seller substantially as a whole and succeeds to all or substantially all of the electric distribution business of the Seller, or otherwise becomes the successor to the Seller in accordance with the terms of this Section 5.02, then upon the satisfaction of all of the other conditions of this Section 5.02, the Seller shall automatically and without further notice be released from its obligations hereunder.

Section 5.03 Limitation on Liability of the Seller and Others. The Seller and any manager, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.07, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.01 Amendment.

(a) This Agreement may be amended in writing by the Seller and the Issuer, provided that (i) the Rating Agency Condition has been satisfied in connection therewith, (ii) the Indenture Trustee has consented thereto and (iii) in the case of any amendment that increases ongoing qualified costs as defined in the Financing Order, the Texas Commission has consented thereto or shall be conclusively deemed to have consented thereto. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies. With respect to the Texas Commission’s consent to any amendment to this Agreement,

(i) the Seller may request the consent of the Texas Commission by delivering to the Texas Commission’s executive director and general counsel a written request for such consent, which request shall contain:

(A) a reference to Docket No. 37200 and a statement as to the possible effect of the amendment on ongoing qualified costs;

(B) an Officer’s Certificate stating that the proposed amendment has been approved by all relevant parties; and

(C) a statement identifying the person to whom the Texas Commission or its staff is to address its consent to the proposed amendment or request additional time;

(ii) The Texas Commission shall, within 30 days of receiving the request for consent complying with Section 6.01(a)(i) above, either

(A) provide notice of its consent or lack of consent to the person specified in Section 6.01(a)(i)(C) above, or

(B) be conclusively deemed to have consented to the proposed amendment,

unless, within 30 days of receiving the request for consent complying with Section 6.01(a)(i) above, the Texas Commission or its staff delivers to the office of the person specified in Section 6.01(a)(i)(C) above a written statement requesting an additional amount of time not to exceed 30 days in which to consider whether to consent to the proposed amendment. If the Texas Commission or its staff requests an extension of time in the manner set forth in the preceding sentence, then the Texas Commission shall either provide notice of its consent or lack of consent to the person specified in 6.01(a)(i)(C) above no later than the last day of such extension of time or be conclusively deemed to have consented to the proposed amendment as of the last day of such extension of time.

Any amendment requiring the consent of the Texas Commission as provided in this Section 6.01(a) shall become effective on the later of (i) the date proposed by the parties to such amendment and (ii) the first day after the expiration of the 30 day period provided for in Section 6.01(a)(ii), or, if such period has been extended pursuant thereto, the first day after the expiration of such period as so extended.

(b) Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects their own rights, duties or immunities under this Agreement or otherwise. Following delivery of a notice to the Texas Commission by the Seller under Section 6.01(a) above, the Seller and Issuer may at any time withdraw from the Texas Commission further consideration of any notification of a proposed amendment.

Section 6.02 Notices. Unless otherwise specifically provided herein, all demands, notices and communications upon or to the Seller, the Issuer, the Indenture Trustee, the Texas Commission or the Rating Agencies under this Agreement shall be in writing, delivered personally, via facsimile, reputable overnight courier or by certified mail, return-receipt requested, and shall be deemed to have been duly given upon receipt

(a) in the case of the Seller, to CenterPoint Energy Houston Electric, LLC, 1111 Louisiana Street, Houston, Texas 77002, Attention: Treasurer,

(b) in the case of the Issuer, to CenterPoint Energy Restoration Bond Company, LLC, 1111 Louisiana Street, Suite 4664B, Houston, Texas 77002, Attention: Manager,

(c) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 7 World Trade Center at 250 Greenwich Street, New York, New York 10007,

(d) in the case of Standard & Poor’s, to Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department,

(e) in the case of Fitch, to Fitch, Inc., 1 State Street Plaza, New York, New York 10004, Attention: ABS Surveillance,

(f) in the case the Indenture Trustee, at the address provided for notices or communications to the Indenture Trustee in the Indenture, and

(g) in the case of the Texas Commission, to 1701 N. Congress Avenue, Austin, Texas 78711-3326, Attention: Executive Director and General Counsel;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 6.03 Assignment by the Seller. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Seller.

Section 6.04 Assignment to the Indenture Trustee. The Seller hereby acknowledges and consents to any pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Bondholders of all right, title and interest of the Issuer in, to and under the System Restoration Property and the proceeds thereof and the assignment of any or all of the Issuer’s rights hereunder to the Indenture Trustee. Notwithstanding such assignment, in no event shall the Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

Section 6.05 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Issuer and the Indenture Trustee, on behalf of itself and the Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 6.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.07 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 6.08 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 6.09 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 6.10 Nonpetition Covenants. (a) Notwithstanding any prior termination of this Agreement or the Indenture, the Seller shall not, prior to the date which is one year and one day after the termination of the Indenture, petition or otherwise invoke or cause the Issuer to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding-up or liquidation of the affairs of the Issuer.

(b) Notwithstanding any prior termination of this Agreement or the Indenture, the Issuer shall not, prior to the date which is one year and one day after the termination of the Indenture, petition or otherwise invoke or cause the Seller to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of the property of the Seller, or ordering the winding-up or liquidation of the affairs of the Seller.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CENTERPOINT ENERGY RESTORATION BOND COMPANY, LLC, as Issuer

By:
Name:
Title:

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, as Seller

By:
Name:
Title:

APPENDIX A - DEFINITIONS

The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms.

“Administration Agreement” means the Administration Agreement, dated as of [            ], 2009, between the Issuer and the Seller, as the same may be amended and supplemented from time to time.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, control, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

“Agreement” or this “Sale Agreement” means this System Restoration Property Sale Agreement, as the same may be amended and supplemented from time to time.

“Basic Documents” means the Certificate of Formation of the Issuer which was filed with the Secretary of State of the State of Delaware on August 6, 2009, as amended and restated on [            ], 2009, the Amended and Restated Limited Liability Company Agreement of the Issuer dated as of [            ], 2009, this Sale Agreement, the Bill of Sale, the Servicing Agreement, the Intercreditor Agreement, the Administration Agreement, the Indenture and the Series Supplement.

“Bill of Sale” means the Bill of Sale, dated as of [            ], 2009, issued by the Seller to the Issuer pursuant to the Sale Agreement evidencing the sale of the System Restoration Property by the Seller to the Issuer.

“Bond” means any of the system restoration bonds issued by the Issuer pursuant to the Indenture and the Series Supplement.

“Bondholder” means a Person in whose name a Bond is registered on the Bond Register.

“Bond Register” has the meaning specified in Section 2.05 of the Indenture.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the City of Houston, Texas, or in the City of New York, New York, are required or authorized by law or executive order to remain closed.

“CenterPoint Houston” means CenterPoint Energy Houston Electric, LLC, a Texas limited liability company, or its successor.

“Financing Order” means the Financing Order issued by the Texas Commission on August 26, 2009 in Docket No. 37200 pursuant to the System Restoration Amendments to the Public Utility Regulatory Act.

“Fitch” means Fitch, Inc., or its successor.

“Governmental Authority” means any court or any federal or state regulatory body, administrative agency or governmental instrumentality.

“Indenture” means the Indenture, dated as of [            ], 2009, among the Issuer and the Indenture Trustee, and the Series Supplement (including the forms and terms of the Bonds), as the same may be amended and supplemented with respect to the Bonds from time to time.

“Indenture Trustee” means Deutsche Bank Trust Company Americas, or its successor or any successor Indenture Trustee under the Indenture.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of [            ], 2009, among the Indenture Trustee, the Issuer, the Seller, CenterPoint Energy Transition Bond Company, LLC, CenterPoint Energy Transition Bond Company II, LLC, CenterPoint Energy Transition Bond Company III, LLC and the other parties thereto, each in the capacities stated therein, as the same may be amended and supplemented from time to time.

“Issuance Advice Letter” means the issuance advice letter submitted to the Texas Commission on [            ], 2009 by the Seller pursuant to the Financing Order in connection with the issuance of the Bonds.

“Issuer” means CenterPoint Energy Restoration Bond Company, LLC, a Delaware limited liability company, or its successor under the Indenture.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Officer’s Certificate” means a certificate signed, in the case of the Seller, by any manager, the chairman of the board, the chief executive officer, the president, any vice chairman, any executive vice president, senior vice president or vice president, the treasurer, assistant treasurer, the secretary or any assistant secretary of the Seller.

“Opinion of Counsel” means one or more written opinions of counsel who may be an employee of or counsel to the Issuer or the Seller, which counsel shall be reasonably acceptable to the Indenture Trustee, the Issuer or the Rating Agencies, as applicable, and which shall be in form reasonably satisfactory to the Indenture Trustee, if applicable.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Prospectus” has the meaning specified in Section 3.06 hereof.

“Public Utility Regulatory Act” means the Texas Public Utility Regulatory Act, as codified in Title II of the Texas Utilities Code.

“Purchase Price” has the meaning specified in Section 2.01(a) hereof.

“Qualified Costs” has the meaning assigned to that term in the System Restoration Amendments to the Public Utility Regulatory Act and the Financing Order.

“Rating Agency” means any rating agency rating the Bonds at the time of issuance thereof at the request of the Issuer, which initially shall be Moody’s, Fitch and S&P. If no such organization or successor is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, written notice of which designation shall be given to the Indenture Trustee, the Texas Commission and the Servicer.

“Rating Agency Condition” means, with respect to any action, the notification in writing to each Rating Agency of such action, and confirmation from S&P to the Indenture Trustee and the Issuer that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any outstanding class or tranche of Bonds.

“Restructuring Amendments” means the 1999 utility restructuring amendments to the Public Utility Regulatory Act, as subsequently amended.

“Seller” means CenterPoint Houston, or its successor, in its capacity as seller of the System Restoration Property to the Issuer pursuant to this Agreement.

“Series Supplement” means the First Supplemental Indenture, dated as of [            ], 2009, among the Issuer and the Indenture Trustee, which specifies the terms of the Bonds.

“Servicer” means CenterPoint Houston, in its capacity as the servicer under the Servicing Agreement, and each successor to or assignee of CenterPoint Houston (in the same capacity) pursuant to the relevant sections of the Servicing Agreement.

“Servicer Default” means the occurrence and continuation of one of the events specified in Section 7.01 of the Servicing Agreement.

“Servicing Agreement” means the System Restoration Property Servicing Agreement, dated as of [            ], 2009, between the Issuer and the Servicer and acknowledged by the Indenture Trustee, as the same may be amended and supplemented from time to time.

“Standard & Poor’s” or “S&P,” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or its successor.

“System Restoration Amendments” means Act of April 16, 2009, 81st Leg., R.S., S.B. 769, § 1 (to be codified at TEX UTIL. CODE ANN. §§ 36.401-.406). The provisions of the Public Utility Regulatory Act as amended by the provisions of the Restructuring Amendments relating to the securitization in Chapter 39 Subchapter G of the Public Utility Regulatory Act are further amended and supplemented by the System Restoration Amendments.

“System Restoration Charges” means the nonbypassable amounts to be charged for the use of electric services, approved by the Texas Commission in the Financing Order to recover Qualified Costs that may be collected by the Seller, its successors, assignees or other collection agents as provided for in the Financing Order.

“System Restoration Property” means the rights and interests of the Seller or its successor under the Financing Order once those rights are first transferred to the Issuer or pledged in connection with the issuance of the Bonds, including the right to impose, collect and receive through System Restoration Charges payable by retail electric customers which take service at distribution voltage within Seller’s certificated service area as it existed on August 26, 2009, an amount sufficient to cover the Qualified Costs of the Seller authorized in the Financing Order, the right to receive System Restoration Charges in amounts and at times sufficient to pay principal and interest and make other deposits in connection with the Bonds and all revenues and collections resulting from System Restoration Charges. System Restoration Property is known as “transition property” in the Public Utility Regulatory Act.

“Texas Commission” means the Public Utility Commission of Texas or any successor thereto.

“Transfer Date” means the date on which the Bonds are to be originally issued in accordance with Section 2.10 of the Indenture.

“Trust Estate” has the meaning specified in the Series Supplement.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

EXHIBIT A

BILL OF SALE

1. This Bill of Sale is being delivered pursuant to the System Restoration Property Sale Agreement, dated as of [            ], 2009 (the “Sale Agreement”), between CenterPoint Energy Houston Electric, LLC (the “Seller”) and CenterPoint Energy Restoration Bond Company, LLC (the “Issuer”). All capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Sale Agreement.

2. In consideration of the Issuer’s payment to the Seller of $[            ], receipt of which is hereby acknowledged, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse or warranty, except as set forth in the Sale Agreement, all right, title and interest of the Seller in, to and under the System Restoration Property identified on Schedule 1 hereto (such sale, transfer, assignment, setting over and conveyance of the System Restoration Property includes, to the fullest extent permitted by the Public Utility Regulatory Act, the right to impose, collect and receive the System Restoration Charges related to the System Restoration Property, as the same may be adjusted from time to time). Such sale, transfer, assignment, setting over and conveyance is hereby expressly stated to be a sale or other absolute transfer and, pursuant to Section 39.308 of the Public Utility Regulatory Act and other applicable law, is a true sale and is not a secured transaction and title, legal and equitable, has passed to the Issuer. The preceding sentence is the statement referred to in Section 39.308 of the Public Utility Regulatory Act. The Seller agrees and confirms that, after giving effect to the sale evidenced by this Bill of Sale, the Seller has no right, title or interest in, to or under the System Restoration Property.

3. The Issuer does hereby purchase the System Restoration Property identified on Schedule 1 hereto from the Seller for the consideration set forth in paragraph 2 above.

4. The Seller and the Issuer each acknowledge and agree that the purchase price for the System Restoration Property sold pursuant to this Bill of Sale and the Sale Agreement is equal to its fair market value on the date hereof.

5. The Seller confirms that each of the representations and warranties on the part of the Seller contained in the Sale Agreement are true and correct in all respects on the date hereof as if made on the date hereof.

6. This Bill of Sale may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

7. This Bill of Sale shall be construed in accordance with the laws of the State of Texas, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Exhibit A-1

IN WITNESS WHEREOF, the Seller and the Issuer have duly executed this Bill of Sale as of the [    ] day of [            ] 2009.

CENTERPOINT ENERGY RESTORATION BOND COMPANY, LLC, as Issuer

By:
Name:
Title:

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, as Seller

By:
Name:
Title:

Exhibit A-2

SCHEDULE 1

to

BILL OF SALE

System Restoration Property

All of the Seller’s rights, title and interest in, to and under the Financing Order issued by the Texas Commission on August 26, 2009 (PUC Docket No. 37200), pursuant to the System Restoration Amendments to the Public Utility Regulatory Act, including rights to impose, collect and receive the “transition charges” approved in such Financing Order.